Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

LIVERMORE, Calif. — February 6, 2013 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2012 that ended on December 29, 2012. Quarterly revenues were $47.7 million, up 15% from $41.3 million in the third quarter of fiscal 2012, and up 58% from $30.2 million in the fourth quarter of fiscal 2011, which was prior to FormFactor’s acquisition of Astria Semiconductor Holdings, Inc., including MicroProbe Incorporated, Astria’s wholly-owned subsidiary.

For fiscal 2012, FormFactor posted revenue of $178.5 million, up 5% from $169.3 million in fiscal 2011.

On a GAAP basis, net profit for the fourth quarter of fiscal 2012 was $0.6 million, or $0.01 per fully-diluted share, compared to a net loss for the third quarter of fiscal 2012 of $(14.5) million, or $(0.29) per fully-diluted share, and a net loss for the fourth quarter of fiscal 2011 of $(27.0) million, or $(0.54) per fully-diluted share. The results for the fourth quarter of fiscal 2012 include a one-time tax benefit of $25.5 million, or $0.48 per fully diluted share. Net loss for fiscal 2012 was $(35.5) million, or $(0.70) per fully-diluted share, compared to a net loss of $(66.0) million, or $(1.31) per fully-diluted share, for fiscal 2011.

On a non-GAAP basis, net loss for the fourth quarter of fiscal 2012 was $(13.3) million, or $(0.25) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2012 of $(7.7) million, or $(0.15) per fully-diluted share, and a net loss for the fourth quarter of fiscal 2011 of $(22.4) million, or $(0.45) per fully-diluted share. On a non-GAAP basis, net loss for fiscal 2012 was $(35.8) million, or $(0.71) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the fourth quarter of fiscal 2012 was $110.4 million, compared to cash usage of $1.6 million for the third quarter of fiscal 2012 and cash usage of $19.3 million for the fourth quarter of fiscal 2011. Excluding cash usage attributable to the acquisition of Astria, but including cash from Astria’s operations subsequent to the acquisition, cash usage for the fourth quarter of fiscal 2012 was $13.7 million. There was no stock buyback during the fourth quarter of fiscal 2012, compared to a stock buyback of $7.5 million for the fourth quarter of fiscal 2011.

“Our memory business continued to experience weak demand in Q4 attributable to structural changes in the computing industry and the seasonal cyclicality of our business,” said Tom St. Dennis, CEO of FormFactor. “During Q4 we closed our acquisition of MicroProbe, creating the largest probe card supplier in our industry with leading technologies across the SOC and memory markets.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 8, 2013, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 90030216. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: our ability to successfully integrate and realize the anticipated benefits of the Astria Semiconductor Holdings, Inc. acquisition, including Micro-Probe Incorporated; risks around customers’ engagement with the newly combined entities; risks of the company’s ability to meet customers’ test roadmaps; risks arising from structural changes in the computing industry; seasonal cyclicality of our business; risks of the company’s ability to realize further operational efficiencies; personnel retention; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

Revenues	$47,654	$30,224	$178,535	$169,325
Cost of revenues	50,798	35,199	153,205	148,367
Gross profit	(3,144)	(4,975)	25,330	20,958

Operating expenses:
Research and development	9,775	10,683	40,129	43,544
Selling, general and administrative	14,958	11,964	49,230	46,705
Restructuring charges, net	333	325	2,917	522
Impairment of long-lived assets	49	98	420	549
Gain on litigation	(3,250)	—	(3,250)	—
Total operating expenses	21,865	23,070	89,446	91,320
Operating loss	(25,009)	(28,045)	(64,116)	(70,362)

Interest income, net	134	276	691	1,404
Other income (expense), net	334	941	1,461	1,076
Loss before income taxes	(24,541)	(26,828)	(61,964)	(67,882)
Provision for (benefit from) income taxes	(25,144)	147	26,420	(1,901)
Net income (loss)	$603	$(26,975)	$(35,544)	$(65,981)

Net income (loss) per share:
Basic	$0.01	$(0.54)	$(0.70)	$(1.31)
Diluted	$0.01	$(0.54)	$(0.70)	$(1.31)

Weighted-average number of shares used in per share calculations:
Basic	52,745	49,967	50,551	50,521
Diluted	52,921	49,967	50,551	50,521

Reconciliation of Non-GAAP Net Income (Loss):

	Three Months Ended		Fiscal Year Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

GAAP net income (loss)	$603	$(26,975)	$(35,544)	$(65,981)
Stock-based compensation, net of related income-tax impact *	3,560	4,188	13,049	13,849
Restructuring charges, net of related income-tax impact *	333	325	2,917	522
Acquisition costs related expenses, net of related income-tax impact *	1,785	—	2,960	—
Amortization of intangibles due to acquisition, net of related income-tax impact *	9,125	—	9,125	—
Impairment of long-lived assets, net of related income-tax impact *	49	98	420	549
Gain on litigation	(3,250)	—	(3,250)	—
Income tax valuation allowance release	(25,520)	—	(25,520)	(2,450)
Non-GAAP net loss	$(13,315)	$(22,364)	$(35,843)	$(53,511)

Non-GAAP net loss per share:
Basic	$(0.25)	$(0.45)	$(0.71)	$(1.06)
Diluted	$(0.25)	$(0.45)	$(0.71)	$(1.06)

Weighted-average number of shares used in per share calculations:
Basic	52,745	49,967	50,551	50,521
Diluted	52,745	49,967	50,551	50,521

* There was no related income-tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2012 and fiscal 2011 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	December 29,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$72,243	$139,049
Marketable securities	93,545	157,642
Accounts receivable, net	28,919	12,662
Inventories	23,616	18,092
Deferred tax assets	4,613	1,162
Refundable income taxes	5,667	910
Prepaid expenses and other current assets	10,569	7,458
Total current assets	239,172	336,975
Restricted cash	318	317
Property, plant and equipment, net	45,515	35,132
Goodwill	30,994	—
Intangible, net	74,276	—
Deferred tax assets	4,207	5,954
Other assets	1,200	4,693
Total assets	$395,682	$383,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,014	$9,731
Accrued liabilities	17,270	13,966
Capital leases, current portion	573	—
Income taxes payable	—	100
Deferred revenue	6,189	4,798
Total current liabilities	45,046	28,595
Long-term income taxes payable	3,028	4,112
Capital leases, net of current portion	340	—
Deferred rent and other liabilities	8,009	3,712
Total liabilities	56,423	36,419
Stockholders’ equity:
Common stock and capital in excess of par value	681,211	652,074
Accumulated other comprehensive income	1,715	2,700
Accumulated deficit	(343,667)	(308,122)
Total stockholders’ equity	339,259	346,652
Total liabilities and stockholders’ equity	$395,682	$383,071